NOTICE OF GUARANTEED DELIVERY
                                       TO
                          TENDER SHARES OF COMMON STOCK
                                       OF
                          MICROWARE SYSTEMS CORPORATION

     As set forth in Section 2 of the Offer to Purchase (as defined below), this instrument or one substantially equivalent to it must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:
                          MELLON INVESTOR SERVICES LLC

                                      By First Class
           By Hand                    or Express Mail:                   By Overnight:
           -------                    ---------------                    ------------
Mellon Investor Services LLC    Mellon Investor Services LLC     Mellon Investor Services LLC
        120 Broadway                    P.O. Box 3301                 85 Challenger Road
         13th Floor              South Hackensack, NJ 07606           Mail Drop-Reorg
     New York, NY 10271          Attn: Reorganization Dept.      Ridgefield Park, NJ 07660
 Attn: Reorganization Dept.                                      Attn: Reorganization Dept.

                                   To Confirm Receipt of
                               Notice of Guaranteed Delivery:
                                   FAX #: (201) 296-4293
                             FAX Confirmation #: (201) 296-4860

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned tenders to Drake Merger Sub, Inc., an Iowa corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 5, 2001 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is acknowledged, the number of shares of common stock (the "Shares"), indicated below of Microware Systems Corporation, an Iowa corporation, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Signature(s) _____________________________          Address (escrows) _________________________

Name(s) __________________________________          ___________________________________________
                                                                    Zip Code
__________________________________________
              Please Type or Print                  Area Code and Tel. No(s). _________________

Number of Shares _________________________         (Check one if Shares will be tendered by book-entry
                                                    transfer)
Certificate Nos. (If Available)
__________________________________________         [_] The Depository Trust Company

Dated __________________________                   [_] Philadelphia Depository Trust Company

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or delivery of Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile of it), properly completed and duly executed, with any required signature guarantees and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.

_____________________________________    _______________________________________
          Name of Firm                            Authorized Signature

_____________________________________    Name  _________________________________


_____________________________________    _______________________________________
             Address                               Please Type or Print

_____________________________________    Title _________________________________
            Zip Code
                                         Dated  ________________________________

Area Code and Tel. No. _______________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES ARE TO BE
      DELIVERED WITH YOUR LETTER OF TRANSMITTAL.